Exhibit (c)(5)



                             SCUDDER TECHNOLOGY FUND
                             Scudder Technology Fund

           Redesignation of Class of Shares of Beneficial Interest and Amended and Restated Establishment and Designation of Classes of Shares
                             of Beneficial Interest
                               (The "Instrument")

         The undersigned, being a majority of the Trustees of Scudder Technology Fund, a Massachusetts business trust (the "Trust"), hereby act pursuant to
Section 1 of Article III of the Amended and Restated Agreement and Declaration of Trust dated May 27, 1994, as amended (the "Declaration of Trust"). The Trustees have previously designated the shares of beneficial interest, without par value, (the "Shares") of the series of the Trust heretofore designated as Scudder Technology Fund ("the Series") as Scudder Technology Fund - Class A shares, Scudder Technology Fund - Class B shares, Scudder Technology Fund - Class C shares, Scudder Technology Fund - Class I shares and Scudder Technology Fund - Class Institutional shares. The Trustees hereby redesignate one such class and further divide the authorized and unissued Shares of the Series into six classes designated below in paragraph 2 (each a "Class" and collectively the "Classes"), each Class to have the special and relative rights specified in this
Instrument:

         1. The Class of the Series previously designated as Class I shares is hereby redesignated as follows:

            Institutional Class shares

         2. The Classes shall be designated as follows:

                  Class A shares
                  Class AARP shares
                  Class B shares
                  Class C shares
                  Class S shares
                  Institutional Class shares

         3. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of Shares of the Series, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of the Series upon liquidation of the Series, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

         4. Upon the effective date of this Instrument:

            a. Each Share of each Class of the Series shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Series shall vote by individual series and not in the aggregate on any matter submitted to a vote of Shareholders, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940

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         Act"),  or when the Trustees have  determined  that the matter  affects only the interests of one or more series or classes, in which case only the shareholders of such series or classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Series if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

            b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Series may, pursuant to a Plan adopted by the Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

         5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of shareholders of such Class.

         6. Except as otherwise provided in this Instrument, the foregoing shall be effective as of the dates hereof.


/s/John W. Ballantine                                                /s/Robert B. Hoffman
---------------------------------------------------                  --------------------------------------------------
John W. Ballantine, Trustee                                          Robert B. Hoffman, Trustee

/s/Lewis A. Burnham                                                  /s/Shirley D. Peterson
---------------------------------------------------                  --------------------------------------------------
Lewis A. Burnham, Trustee                                            Shirley D. Peterson, Trustee

/s/Donald L. Dunaway                                                 /s/Fred B. Renwick
---------------------------------------------------                  --------------------------------------------------
Donald L. Dunaway, Trustee                                           Fred B. Renwick, Trustee

/s/James R. Edgar                                                    /s/William N. Shiebler
---------------------------------------------------                  --------------------------------------------------
James R. Edgar, Trustee                                              William N. Shiebler, Trustee

/s/Paul K. Freeman                                                   /s/John G. Weithers
---------------------------------------------------                  --------------------------------------------------
Paul K. Freeman, Trustee                                             John G. Weithers, Trustee



Dated:  July 21, 2004



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